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                                                        EXHIBIT (14)(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-14 of Van Kampen Real Estate Securities Fund (the "Registration Statement") of our report dated February 7, 1998, relating to the financial statements and financial highlights appearing in the December 31, 1997 Annual Report to Shareholders of Van Kampen Real Estate Securities Fund which are also incorporated by reference into the Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP
200 E. Randolph St.
Chicago, Illinois 60601